EXHIBIT 99.1

Colonial Commercial Corp. Reports 2011 First Quarter Results

HAWTHORNE, New Jersey (May 13, 2011) – Colonial Commercial Corp. (“Colonial”) (OTC Markets Group OTCQB: “CCOM,” “CCOMP”), today announced financial results for the first quarter ended March 31, 2011.

Sales for the quarter were $15,061,973, down 5.3%, or $835,926, from the prior-year quarter. The decrease in sales was substantially related to a reduction in demand for heating, ventilation and air conditioning units utilized in residential new construction and a reduction of commercial hydronic and plumbing bid and specification work.

Gross profit for the quarter was $4,178,467, down 3.3%, or $143,859, from the prior-year quarter. Gross profit expressed as a percentage of sales was 27.7% in 2011 compared to 27.2% for the comparable period in 2010. The decline in gross profit was directly related to the loss in sales. However, the increase in gross margins expressed as a percentage of sales was caused by the reduction in commercial bid and specification work and reduction of heating, ventilating and air conditioning units sold for new construction, both of which are sold at lower than normal margin percentages.

Selling, general and administrative expenses were $5,296,442, down 1.4%, or $73,965, from the prior-year quarter. The decrease in selling, general and administrative expense is primarily related to a $62,555 reduction in payroll and benefit costs, a $29,197 reduction in rent, a $21,087 reduction in depreciation and amortization and a $38,210 reduction in office expense, offset by a $38,236 increase in facility expense and a $27,794 increase in professional fees.

The Company’s net loss for the quarter was $1,265,779, up 8.1%, or $95,006, compared to the prior-year quarter. The increase in net loss is primarily the result of the $143,859 decrease in gross profit, partially offset by the $73,965 decrease in selling, general and administrative expense.

William Pagano, Chief Executive Officer of the Company, said, “We are pleased that in March 2011 we completed the restructure of our balance sheet as the Company issued 4,500,000 shares of stock for $2.25 million added capital. At the same time, we amended our loan agreement with Wells Fargo by extending the term of the loan an additional three years, lowering the interest rate by 1.5%, and increasing our ability to borrow against our assets. The Company should realize the benefit of this restructure in the near future.

The business climate for building related products in the Northeast remains tepid and extremely competitive as a large number of contractors, distributors and wholesalers struggle to maintain their respective market shares. On the positive side, we see many opportunities for increased sales of designed and engineered commercial systems and new products such as geothermal, water source heat pumps and variable refrigerant flow products. We anticipate that we will be able to capitalize on these opportunities as we prepare for the economic turnaround that we now anticipate to occur in mid 2012.”

About Colonial Commercial Corp.

Colonial distributes heating, ventilating and air conditioning, (“HVAC”), equipment, parts and accessories, climate control systems, customized control panels, and plumbing and electrical supplies and equipment to professional contractors in the states of New York, New Jersey, Massachusetts, Connecticut and eastern Pennsylvania through its subsidiaries; Universal Supply Group, Inc., www.usginc.com, The RAL Supply Group, Inc., www.ralsupply.com, American/Universal Supply Division, www.ausupplyinc.com, and S&A Supply, Inc., www.sasupplyinc.com. The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division. The Company is headquartered in New Jersey, and, with its affiliates, operates out of 19 locations in its geographic trading area.  For more information on Colonial’s operations, products and/or services, please visit www.colonialcomm.com.

Safe Harbor Statement

The foregoing press release may contain statements concerning Colonial Commercial Corp.’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission.  These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact William Pagano, Chief Executive Officer, or

William Salek, Chief Financial Officer, at (973) 427-8224.

 (Financial Highlights Follow)

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash	$131,101	$75,390
Accounts receivable, net of allowance for doubtful accounts of $639,141 in 2011 and $694,083 in 2010	8,539,614	9,632,829
Inventory	10,376,894	10,781,069
Prepaid expenses and other current assets	964,206	1,111,625
Total current assets	20,011,815	21,600,913
Property and equipment	1,100,139	1,126,810
Goodwill	1,416,929	1,416,929
Other assets - noncurrent	200,453	172,913
	$22,729,336	$24,317,565
Liabilities and Stockholders' Equity
Current liabilities:
Trade payables	$5,518,288	$6,513,506
Accrued liabilities	1,289,900	1,674,403
Income taxes payable	-	2,360
Borrowings under credit facility - revolving credit	9,807,075	10,770,235
Convertible notes payable-related party	200,000	-
Notes payable - current portion; includes related party notes of $782,009 in 2011 and $32,009 in 2010	1,868,534	1,094,275
Total current liabilities	18,683,797	20,054,779
Convertible notes payable, excluding current portion-related party	-	200,000
Notes payable, excluding current portion; includes related party notes of $72,021 in 2011 and $830,024 in 2010	684,711	1,686,179
Total liabilities	19,368,508	21,940,958
Commitments and contingencies
Stockholders' equity:
Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 293,057 shares issued and outstanding in 2011 and 2010, liquidation preference of $1,465,285 in 2011 and 2010	14,653	14,653
Common stock, $.05 par value, 20,000,000 shares authorized, 9,154,953 and 4,654,953 shares issued and outstanding in 2011 and 2010, respectively	457,747	232,747
Additional paid-in capital	12,659,782	10,634,782
Accumulated deficit	(9,771,354)	(8,505,575)
Total stockholders' equity	3,360,828	2,376,607
	$22,729,336	$24,317,565

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	For The Three Months Ended March 31,
	2011	2010
Sales	$15,061,973	$15,897,899
Cost of sales	10,883,506	11,575,573
Gross profit	4,178,467	4,322,326

Selling, general and administrative expenses	5,296,442	5,370,407
Operating loss	(1,117,975)	(1,048,081)

Other income	63,968	68,265
Interest expense, net; includes related party interest of $15,830 in 2011 and $16,790 in 2010	(211,772)	(190,957)
Net loss	$(1,265,779)	$(1,170,773)

Net loss per common share:
Basic and diluted	$(0.20)	$(0.25)

Weighted average shares outstanding:
Basic and diluted	6,194,953	4,654,953

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(1,265,779)	$(1,170,773)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	71,100	77,081
Depreciation	94,493	114,747
Net loss on disposal of fixed assets	739	-
Amortization of intangibles	-	833
Changes in operating assets and liabilities
Accounts receivable	1,022,115	717,215
Inventory	404,175	(398,705)
Prepaid expenses and other current assets	147,419	(120,306)
Other assets - noncurrent	(27,540)	11,692
Trade payables	(995,218)	1,776,273
Accrued liabilities	(384,503)	95,781
Income taxes payable	(2,360)	(4,374)
Net cash (used in) provided by operating activities	(935,359)	1,099,464

Cash flows from investing activities:
Additions to property and equipment	(29,786)	-
Proceeds from disposal of property and equipment	3,000	-
Net cash used in investing activities	(26,786)	-

Cash flows from financing activities:
Repayments of notes payable; includes related party repayments of $8,002 in 2011 and 2010	(268,984)	(28,465)
Issuance of common stock	2,250,000	-
Repayments under credit facility - revolving credit, net	(963,160)	(1,307,828)
Net cash provided by (used in) financing activities	1,017,856	(1,336,293)
Increase (decrease) in cash	55,711	(236,829)
Cash - beginning of period	75,390	746,629
Cash - end of period	$131,101	$509,800